UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 21, 2008
Date of Report (Date of earliest event reported)

Yahoo! Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 First Ave.
Sunnyvale, California 94089
(Address of principal executive offices, including zip code)

(408) 349-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On October 21, 2008, Yahoo! Inc., a Delaware corporation (“Yahoo!” or the “Company”), announced its financial results for the third quarter ended September 30, 2008 and certain other information.  A copy of Yahoo!'s press release announcing these financial results and certain other information is attached hereto as Exhibit 99.1.

The information in this item and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Yahoo! under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.05     Costs Associated with Exit or Disposal Activities

On October 21, 2008, the Company reported its plans to significantly reduce its costs.

As part of its cost reduction initiatives, the Company expects to reduce its global workforce by at least 10 percent by December 31, 2008. The Company expects to incur cash charges related to the workforce reduction for severance and other related costs. In addition, the Company expects to incur cash costs related to contract terminations and consolidation of facilities as part of these cost reduction initiatives. Total charges are expected to include these cash costs and may also include charges or credits related to stock-based compensation expense and charges related to non-cash impairment costs.

The Company expects to recognize the foregoing charges during the fourth quarter of 2008 and during 2009 but is unable, at this time, to estimate the amount of cash and total charges, including non-cash impairment charges (if any), it will incur.

Item 2.06     Material Impairments

The disclosures above under Item 2.05 of this Current Report on Form 8−K relating to the cost reduction initiatives are also responsive to Item 2.06 of this Current Report on Form 8−K and are hereby incorporated by reference into this Item 2.06.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished with this report on Form 8-K:

	99.1	Yahoo! Inc. Press Release dated October 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

		By:	/s/ Blake Jorgensen
Blake Jorgensen
Chief Financial Officer (Principal Financial Officer)

Date:	October 21, 2008

YAHOO!  INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Yahoo! Inc. Press Release dated October 21, 2008